News Release Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com Virtus Investment Partners to Transfer Listing of Common Stock To New York Stock Exchange HARTFORD, CT, January 5, 2024 – Virtus Investment Partners (NASDAQ: VRTS), which operates a multi-boutique asset management business, today announced that it is transferring the listing of its common stock to the New York Stock Exchange (NYSE) from the NASDAQ Global Select Market (NASDAQ). Virtus anticipates that its common stock, which will retain the ticker symbol “VRTS,” will begin trading on the NYSE at market open on Wednesday, January 17. The company’s common stock will continue to trade on NASDAQ until the close of the market on Tuesday, January 16. “We began 2024 by celebrating our 15th anniversary as an independent public company,” said George R. Aylward, president and chief executive officer of Virtus. “We are pleased to list on the NYSE, the world’s largest exchange and home to many of the nation’s leading financial institutions, as we continue to seek to provide long-term value for our shareholders.” Virtus, which had $165.5 billion in assets under management as of November 30, 2023, provides institutional and individual investors with differentiated investment strategies that are well diversified across asset classes and investment styles and available in institutional and retail separate accounts, open- and closed-end mutual funds, exchange-traded funds, global funds, collective investment trusts, and structured products. “We are thrilled to welcome Virtus Investment Partners to the New York Stock Exchange,” said John Tuttle, Vice Chair, NYSE Group. “As an NYSE-listed company, Virtus will join many of its peers and our community of iconic companies and leverage the membership value and visibility that our exchange uniquely provides.” About Virtus Investment Partners, Inc. Virtus Investment Partners is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. We provide investment management products and services from our affiliated managers, each with a distinct Exhibit 99.1 Virtus Investment Partners - 2 Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com investment style and autonomous investment process, as well as select subadvisers. Investment solutions are available across multiple disciplines and product types to meet a wide array of investor needs. Additional information about our firm, investment partners, and strategies is available at virtus.com. Forward-Looking Information This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms. Our forward-looking statements are based on a series of expectations, assumptions, and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially. # # # Contacts Sean Rourke, Investor Relations (860) 263-4709 sean.rourke@virtus.com Joe Fazzino, Media Relations (860) 263-4725 joe.fazzino@virtus.com